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                                                                  EXHIBIT 99.4

P R O X Y

                        NORTH FORK BANCORPORATION, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             JANUARY 30, 1998

The undersigned stockholder(s) of North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Aurelie S. Graf, and Kathleen H. Martin, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Wyndham Windwatch Hotel, 1717 Vanderbilt Motor Parkway, Hauppauge, New York at 10:00 a.m. on January 30, 1998, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposal and any other matters coming before the Special Meeting:

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
1. Proposal to approve and adopt the Amended and Restated
   Agreement and Plan of Merger, dated as of October 7, 1997,                    (CHANGE OF ADDRESS)
   (the "Agreement"), between the Company and New York Bancorp         ______________________________
   Inc. ("New York Bancorp"), pursuant to which New York Bancorp       ______________________________
   would be merged with and into the Company, upon the terms           ______________________________
   and subject to the conditions set forth in the Agreement.                        (Over)
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It is important that your shares are represented at the Special Meeting.
Whether or not you plan to attend the Special Meeting, please review the enclosed Joint Proxy Statement/Prospectus, complete the proxy form and return it promptly in the envelope provided.

This proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR proposal 1, and in the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

                                                                     SEE REVERSE
                                                                         SIDE
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[X] PLEASE MARK YOUR                                                        0103
    VOTES AS IN THIS
    EXAMPLE.

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
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
                                                                                                                  I DO NOT PLAN
                                                FOR  AGAINST  ABSTAIN                           I PLAN TO ATTEND    TO ATTEND
1. Proposal to approve and adopt the Amended    [ ]    [ ]      [ ]     Please indicate whether       [ ]              [ ]
   and Restated Agreement and Plan of Merger,                           you plan on attending
   dated as of October 7, 1997                                          the Special Meeting.
   (the "Agreement"), between
   North Fork Bancorporation, Inc.                                      CHANGE OF ADDRESS             [ ]
   ("North Fork") and New York Bancorp Inc.                             ON REVERSE SIDE
   ("New York Bancorp"), pursuant to which
   New York Bancorp will be merged with and
   into North Fork.                                                     If you receive more than one Joint Proxy       [ ]
                                                                        Statement/Prospectus at the address set forth
                                                                        on this proxy card and have no need for the
                                                                        extra copy, please check the box at the right.
                                                                        This will not affect the distribution of
                                                                        dividends or proxy statements.

                                                                        Receipt of the Notice of Special Meeting of Stockholders and
                                                                        accompanying Joint Proxy Statement/Prospectus is hereby
                                                                        acknowledged.

                                                                        NOTE: Please sign exactly as your name appears on this
                                                                        proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.


                                                                        ____________________________________________________________

                                                                        ____________________________________________________________
                                                                          SIGNATURE(S)                                    DATE
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